UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2011

MCG Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-33377	54-1889518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Wilson Boulevard, Suite 3000, Arlington, VA		22209
(Address of Principal Executive Offices)		(Zip Code)

(703) 247-7500

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 16, 2011, the Board of Directors (the “Board”) of MCG Capital Corporation, a Delaware corporation (the “Company”), decreased the number of directors that shall constitute the full Board from eight members to seven members, thereby eliminating the vacancy on the Board resulting from the recent departure of Steven F. Tunney, Sr., the Company’s former President and Chief Executive Officer.

In addition, pursuant to the terms of the Company’s Restated Certificate of Incorporation, the Board reclassified Richard W. Neu from a Class I director to a Class III director in order to keep the number of directors in each of the three director classes as nearly equal as possible. Wallace B. Millner, III and B. Hagen Saville will continue to serve as Class I directors, with terms expiring in 2014, A. Hugh Ewing, III, Kenneth J. O’Keefe and Gavin Saitowitz will continue to serve as Class II directors, with terms expiring in 2012, and Richard W. Neu and Kim D. Kelly will serve as Class III directors with terms expiring in 2013, in each case until their respective successors are elected and qualified.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG CAPITAL CORPORATION

Date: November 17, 2011	By:	/s/ Richard W. Neu
Richard W. Neu Chief Executive Officer